Exhibit 99
FOR IMMEDIATE RELEASE
Contacts:
Jeff Lambert, Noel Ryan III
Lambert, Edwards & Associates
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces
Stock Repurchase Program of up to 2.5 Million Shares
WARREN, Mich., June 22, 2006 — Asset Acceptance Capital Corp. (NASDAQ: AACC) today announced its Board of Directors has authorized the repurchase of up to 2.5 million shares, or approximately 6.7 percent of the Company’s outstanding common stock. Asset Acceptance reported 37,205,115 shares outstanding as of April 27, 2006.
Repurchases will be made in accordance with applicable insider trading and other securities laws and regulations in the open market. The Company will assess market conditions and buying opportunities from time to time and will make strategic repurchases as appropriate.
“The Board and senior management team believe our stock represents an attractive value at recent levels,” said Brad Bradley, Chairman, President and CEO. “At March 31, 2006, we have nearly $70 million in cash, no debt on the balance sheet and an available line of credit of $100 million. We believe this investment is a prudent capital appropriation strategy that reaffirms our commitment to building shareholder value over the long term.”
About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative to recovering defaulted consumer debt. For more information, please visit www.assetacceptance.com.
Asset Acceptance Capital Corporation: Safe-Harbor Statement
This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.